Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of

Synchrony Financial:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Stamford, Connecticut

August 1, 2014